Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED MARCH 31, 2013

HIGHLIGHTS

--                FFO per share increased 16% to $0.74; FFO as adjusted per share increased 10% to $0.74; FAD per share increased 15% to $0.62; and earnings per share increased 19% to $0.51

--                Raised 2013 full-year guidance as follows: FFO to a range of $2.94 to $3.00 per share; FAD to a range of $2.41 to $2.47 per share; earnings per share to a range of $1.97 to $2.03 per share

--                Achieved year-over-year three-month cash NOI SPP growth of 1.1%, or 2.9% excluding one-time items, comprised primarily of a rent payment from Google in the prior year quarter

--                Maintained 2013 full-year cash NOI SPP guidance of 2.5% to 3.5%

--                Completed $96 million of investment transactions

--                Earned nine ENERGY STAR labels in our medical office segment, bringing our total to 102 labels

LONG BEACH, CA, April 30, 2013 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2013 as follows (in thousands, except per share amounts):

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$339,529	$0.74	$264,806	$0.64	$0.10
Preferred stock redemption charge(1)	—	—	10,432	0.03	(0.03)
FFO as adjusted	$339,529	$0.74	$275,238	$0.67	$0.07
FAD	$283,382	$0.62	$224,323	$0.54	$0.08
Net income applicable to common shares	$230,107	$0.51	$175,257	$0.43	$0.08

(1)	In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

Operating results for the quarter ended March 31, 2013 include the positive impact of $0.02 per share related to gain on sales of marketable securities. Net income for the quarter ended March 31, 2012 includes gain on sales of real estate of $0.01 per share.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section of this release for additional information regarding FAD.

INVESTMENT TRANSACTIONS

During the quarter, we made investments of $96 million as follows: (i) $38 million to purchase the four remaining senior housing facilities from our previously announced Blackstone JV acquisition; and (ii) $58 million to fund development and other capital projects, primarily in our life science, medical office and senior housing segments.

During the quarter, we placed into service a 70,000 square foot building located in Mountain View, California that is 100% leased to LinkedIn.

SUSTAINABILITY

During the quarter, we (i) earned nine ENERGY STAR awards in our medical office segment as a result of our energy conservation programs; (ii) were re-affirmed as a member of the FTSE4Good Sustainability Index, which measures the performance of companies that meet globally recognized corporate responsibility standards; and (iii) were awarded the “Best Site” designation by Best Workplaces for Commuters by offering outstanding commuter benefits for a life science campus in South San Francisco. As of March 31, 2013, our medical office, life science and senior housing segments have been awarded 102 ENERGY STAR labels. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.html.

TRIPLE-NET LEASED PORTFOLIO INFORMATION

At March 31, 2013, $17.4 billion of our properties are under triple-net leases, representing 85% of our owned portfolio. Our senior housing, post-acute and hospital tenants operate $13.2 billion of these properties under triple-net leases with a 12-year average remaining term; of this amount, (i) $12.4 billion are master leased; and (ii) $10.9 billion are further supported by corporate guarantees. An expanded disclosure by individual master leases highlighting key credit attributes is presented on page eight of our supplemental information package, which is labeled “Triple-Net Master Lease Profile”.

DIVIDEND

On April 25, 2013, our Board of Directors declared a quarterly cash dividend of $0.525 per common share. The dividend will be paid on May 21, 2013 to stockholders of record as of the close of business on May 6, 2013.

OUTLOOK

We are raising our guidance for the full-year 2013; we expect: FFO applicable to common shares to range between $2.94 and $3.00 per share; FAD applicable to common shares to range between $2.41 and $2.47 per share; and net income applicable to common shares to range between $1.97 and $2.03 per share. These estimates do not reflect the potential impact of future acquisitions or dispositions. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, April 30, 2013 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2013. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695 (International). The participant passcode is 27390843. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through May 14, 2013, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 27390843. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 28 consecutive years; and (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis and FAD applicable to common shares on a diluted basis for the full year of 2013. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions; volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Real estate:
Buildings and improvements	$10,623,382	$10,537,484
Development costs and construction in progress	223,534	236,864
Land	1,853,392	1,850,397
Accumulated depreciation and amortization	(1,822,628)	(1,739,718)
Net real estate	10,877,680	10,885,027

Net investment in direct financing leases	6,921,421	6,881,393
Loans receivable, net	291,870	276,030
Investments in and advances to unconsolidated joint ventures	209,810	212,213
Accounts receivable, net of allowance of $1,632 and $1,668, respectively	32,183	34,150
Cash and cash equivalents	47,547	247,673
Restricted cash	37,675	37,848
Intangible assets, net	537,692	552,701
Other assets, net	776,853	788,520

Total assets	$19,732,731	$19,915,555

Liabilities and equity
Bank line of credit	$14,000	$—
Term loan	208,213	222,694
Senior unsecured notes	6,563,749	6,712,624
Mortgage debt	1,680,792	1,676,544
Other debt	78,836	81,958
Intangible liabilities, net	101,633	105,909
Accounts payable and accrued liabilities	238,583	293,994
Deferred revenue	64,866	68,055
Total liabilities	8,950,672	9,161,778

Common stock, $1.00 par value: 750,000,000 shares authorized; 454,416,748 and 453,191,321 shares issued and outstanding, respectively	454,417	453,191
Additional paid-in capital	11,218,702	11,180,066
Cumulative dividends in excess of earnings	(1,075,249)	(1,067,367)
Accumulated other comprehensive loss	(16,604)	(14,653)
Total stockholders’ equity	10,581,266	10,551,237

Joint venture partners	15,185	14,752
Non-managing member unitholders	185,608	187,788
Total noncontrolling interests	200,793	202,540

Total equity	10,782,059	10,753,777

Total liabilities and equity	$19,732,731	$19,915,555

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues:
Rental and related revenues	$285,476	$241,151
Tenant recoveries	24,203	22,650
Resident fees and services	36,891	36,179
Income from direct financing leases	156,870	154,535
Interest income	12,386	819
Investment management fee income	443	493
Total revenues	516,269	455,827

Costs and expenses:
Interest expense	109,351	103,752
Depreciation and amortization	104,717	85,280
Operating	73,605	67,333
General and administrative	20,744	20,089
Total costs and expenses	308,417	276,454

Other income, net	12,012	436

Income before income taxes and equity income from unconsolidated joint ventures	219,864	179,809
Income taxes	(881)	709
Equity income from unconsolidated joint ventures	14,801	13,675
Income from continuing operations	233,784	194,193

Discontinued operations:
Loss before gain on sales of real estate	—	(485)
Gain on sales of real estate	—	2,856
Total discontinued operations	—	2,371

Net income	233,784	196,564
Noncontrolling interests’ share in earnings	(3,199)	(3,184)
Net income attributable to HCP, Inc.	230,585	193,380
Preferred stock dividends	—	(17,006)
Participating securities’ share in earnings	(478)	(1,117)

Net income applicable to common shares	$230,107	$175,257

Basic earnings per common share:
Continuing operations	$0.51	$0.42
Discontinued operations	—	0.01
Net income applicable to common shares	$0.51	$0.43

Diluted earnings per common share:
Continuing operations	$0.51	$0.42
Discontinued operations	—	0.01
Net income applicable to common shares	$0.51	$0.43

Weighted average shares used to calculate earnings per common share:
Basic	453,651	410,018

Diluted	454,613	411,661

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$233,784	$196,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,717	85,280
Discontinued operations	—	2,996
Amortization of above and below market lease intangibles, net	(78)	(697)
Amortization of deferred compensation	5,430	5,373
Amortization of deferred financing costs, net	4,644	4,529
Straight-line rents	(18,793)	(9,927)
Loan and direct financing lease interest accretion	(24,266)	(25,878)
Deferred rental revenues	1,257	1,839
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
Distributions of earnings from unconsolidated joint ventures	803	913
Gain on sales of real estate	—	(2,856)
Marketable securities gains, net	(10,977)	—
Derivative (gains) losses, net	(105)	203
Changes in:
Accounts receivable, net	1,967	2,300
Other assets	(8,699)	(7,877)
Accounts payable and accrued liabilities	(60,533)	(52,619)
Net cash provided by operating activities	214,350	186,468
Cash flows from investing activities:
Acquisitions of real estate	(25,654)	—
Development of real estate	(38,749)	(22,340)
Leasing costs and tenant and capital improvements	(8,959)	(8,931)
Proceeds from sales of real estate, net	—	7,238
Distributions in excess of earnings from unconsolidated joint ventures	568	2,716
Proceeds from the sale of marketable securities	28,030	—
Principal repayments on loans receivable	2,188	4,015
Investments in loans receivable	(14,957)	(9,939)
(Increase) decrease in restricted cash	173	(3,905)
Net cash used in investing activities	(57,360)	(31,146)
Cash flows from financing activities:
Net borrowings (repayments) under bank line of credit	14,000	(454,000)
Issuance of senior unsecured notes	—	450,000
Repayment of senior unsecured notes	(150,000)	—
Repayments of mortgage debt	(12,135)	(10,057)
Deferred financing costs	—	(10,117)
Net proceeds from the issuance of common stock and exercise of options	32,253	397,569
Dividends paid on common and preferred stock	(238,467)	(211,067)
Issuance of noncontrolling interests	987	181
Distributions to noncontrolling interests	(3,754)	(3,912)
Net cash provided by (used in) financing activities	(357,116)	158,597
Net increase (decrease) in cash and cash equivalents	(200,126)	313,919
Cash and cash equivalents, beginning of period	247,673	33,506
Cash and cash equivalents, end of period	$47,547	$347,425

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Net income applicable to common shares	$230,107	$175,257
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,717	85,280
Discontinued operations	—	2,996
Direct financing lease (“DFL”) depreciation	3,429	3,050
Gain on sales of real estate	—	(2,856)
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
FFO from unconsolidated joint ventures	17,541	16,177
Noncontrolling interests’ and participating securities’ share in earnings	3,677	4,301
Noncontrolling interests’ and participating securities’ share in FFO	(5,141)	(5,724)
FFO applicable to common shares	$339,529	$264,806
Distributions on dilutive convertible units	3,328	3,122
Diluted FFO applicable to common shares	$342,857	$267,928

Diluted FFO per common share	$0.74	$0.64

Weighted average shares used to calculate diluted FFO per share	460,650	417,524

Impact of adjustments to FFO:
Preferred stock redemption charge (2)	$—	$10,432

FFO as adjusted applicable to common shares	$339,529	$275,238
Distributions on dilutive convertible units and other	3,328	3,089
Diluted FFO as adjusted applicable to common shares	$342,857	$278,327

Per common share impact of adjustments on diluted FFO(2)	$—	$0.03

Diluted FFO as adjusted per common share	$0.74	$0.67

Weighted average shares used to calculate diluted FFO as adjusted per share	460,650	417,524

(1)          We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from us. In addition, we present FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)          In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2013	2012

FFO as adjusted applicable to common shares	$339,529	$275,238
Amortization of above and below market lease intangibles, net	(78)	(697)
Amortization of deferred compensation	5,430	5,373
Amortization of deferred financing costs, net	4,644	4,529
Straight-line rents	(18,793)	(9,927)
DFL accretion(2)	(24,170)	(25,622)
DFL depreciation	(3,429)	(3,050)
Deferred revenues – tenant improvement related	(444)	(487)
Deferred revenues – additional rents (SAB 104)	1,701	2,326
Leasing costs and tenant and capital improvements	(8,959)	(8,931)
Joint venture and other FAD adjustments(2)	(12,049)	(14,429)
FAD applicable to common shares	$283,382	$224,323

Distributions on dilutive convertible units	3,328	1,786

Diluted FAD applicable to common shares	$286,710	$226,109

Diluted FAD per common share	$0.62	$0.54

Weighted average shares used to calculate diluted FAD per common share	460,650	415,239

(1)          Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute our share of FAD from our unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in our consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)          For the quarters ended March 31, 2013 and 2012, DFL accretion reflects an elimination of $15.9 million and $14.7 million, respectively. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net income	$233,784	$196,564
Interest income	(12,386)	(819)
Investment management fee income	(443)	(493)
Interest expense	109,351	103,752
Depreciation and amortization	104,717	85,280
General and administrative	20,744	20,089
Other income, net	(12,012)	(436)
Income taxes	881	(709)
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
Total discontinued operations	—	(2,371)
NOI	$429,835	$387,182
Straight-line rents	(18,793)	(9,927)
DFL accretion	(24,170)	(25,622)
Amortization of above and below market lease intangibles, net	(78)	(697)
Lease termination fees	—	(148)
NOI adjustments related to discontinued operations	—	626
Adjusted NOI	$386,794	$351,414
Non-SPP adjusted NOI	(31,333)	13
Same property portfolio adjusted NOI(2)	$355,461	$351,427

Adjusted NOI % change – SPP(2)	1.1%

(1)          We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)          Same property portfolio (“SPP”) statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2013
	Low	High

Diluted earnings per common share	$1.97	$2.03
Real estate depreciation and amortization	0.92	0.92
DFL depreciation	0.03	0.03
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$2.94	$3.00
Amortization of net below market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.12)	(0.12)
DFL accretion(2)	(0.20)	(0.20)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.14)	(0.14)
Joint venture and other FAD adjustments(2)	(0.12)	(0.12)
Diluted FAD per common share	$2.41	$2.47

(1)          Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.